SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934




                                 March 23, 2001
                                 Date of Report
                        (Date of earliest event reported)





                            Electropharmacology, Inc.
                            -------------------------
               (Exact Name of Registrant as Specified in Charter)


                   Delaware                              0-25828                   95-4315412
                  ---------                             --------                   ----------
       (State or other Jurisdiction of            (Commission File Number)      (I.R.S. Employer
               Incorporation)                                                  Identification No.)


            PMB191 2342 Shattuck Avenue
               Berkeley, California                                                     94704
               --------------------                                                     -----
     (Address of Principal Executive Offices)                                         (Zip Code)




                                                   (510) 666 1214
                               ------------------------------------------------------
                                (Registrant's telephone number, including area code)

Item 5.  Other Events

         This Current Report on Form 8-K contains forward-looking statements about the plans and business of Electropharmacology, Inc. ("EPi"). EPi's ability to achieve its projections and business objectives is dependent on a variety of factors, many of which are outside of management's control. Some of the most significant factors, alone or in combination, would be the failure to integrate the businesses acquired by EPi successfully, unanticipated disagreements with prospective corporate partners, if any, an unanticipated slowdown in the health care industry (as a result of cost containment measures, changes in governmental regulation or other factors), or an unanticipated failure in the commercialization of EPi's technologies and potential products developed therefrom. Accordingly, there can be no assurances that EPi will achieve its business objectives.

         Effective immediately the Company's license agreement with Elan Pharmaceutical has been canceled. Due to the cancellation of the license and EPi's and its subsidiaries' inability to satisfy past operating debt, service long term debt, fund current and future operating expenses, EPi and its subsidiaries have ceased operations as of March 14, 2001. The landlord of EPi has terminated its lease agreement effective as of March 15, 2001. EPi is negotiating its unpaid balance with its largest secured creditor.

         Messrs, Sen, Kneipper, Carrico, Feldman and Seiler resigned from the Company's Board of Directors. Dr. Arup Sen resigned from his positions as Chief Executive Officer, acting Chief Financial Officer and Secretary of the Company.

         The Company engaged the services of Mr. Gary K. Jennings, a Merger & Acquisitions consultant and appointed him as a member of the Board of Directors of the Company and its interim President.

         The duties of Mr. Gary Jennings will be, but not limited to. review alternative merger strategies, the sale of substantially all the assets, shut down the Company's operations, eliminate all operating expenses, attempt to satisfy obligations to creditors and maximize shareholder value by restructuring the Company's capitalization. Mr. Gary Jennings' office number is 510-666-1214. E-mail: garykjennings@msn.com. A copy of the Transaction Consulting Services Agreement between Mr. Gary Jennings and EPi will be made available upon written request to Mr. Jennings at PMB 191, 2342 Shattuck Avenue, Berkeley, California 94704.

         If the Company is unable to settle the Company's obligations in the short term and restructure the Company's capitalization, the Company and subsidiaries will cease to exist and stop trading on the Over the counter bulletin board.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            Electropharmacology, Inc.




                            By: /s/ Gary K. Jennings
                                --------------------

                                Gary K. Jennings
                                Interim President and Chief Executive Officer




March 23, 2001







                                       2